Registration No.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     _______________EMCON_______________
             (Exact name of registrant as specified in its charter)

         California                                       94-1738964
---------------------------------            -----------------------------------
(State or other jurisdiction                (I.R.S. employer identification no.)
 of incorporation or organization)



                      400 South El Camino Real, Suite 1200
                           San Mateo, California 94402
               (Address of principal executive offices) (Zip code)

                                      EMCON
                             1998 Stock Option Plan
                            (Full title of the plan)


                              R. Michael Momboisse
                           Chief Financial Officer and
                      Vice President - Legal and Secretary
                                      EMCON
                      400 South El Camino Real, Suite 1200
                           San Mateo, California 94402
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (650) 375-1522

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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


---------------------------------------------------------------------------------------------------------------------

                                          CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum        Proposed maximum
Title of Securities to                             offering price        aggregate offering
    be registered1           Amount to be            per share3                price3                Amount of
                              registered2                                                        registration fee
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

Stock Option Plan
Common Stock,                   108,000                $4.500               $  486,000.00             $  143.37
without par value               892,000                $4.21875             $3,763,125.00             $1,110.12









TOTALS                         1,000,000                                    $4,249,125.00             $1,253.49


1 The securities to be registered include options to acquire Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on August 05, 1998 as reported on the National Association of Securities Dealers Automated Quotations System (NASDAQ).

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  EMCON (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1997 as filed with the Commission on March 30, 1998.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 016225), effective September 17, 1987, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  The class of  securities  to be  offered is  registered  under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.           Indemnification of Directors and Officers

                  The Company's Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate

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

circumstances,   equitable  remedies  such  as  injunctive  or  other  forms  of nonmonetary relief will remain available under California law.

                  In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                  In addition, the Company's Restated Articles of Incorporation provide that the Company is authorized to provide indemnification of agents (as defined under California law) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by California law, subject to the limits on such excess indemnification set forth in California law.

                  The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by California law. Such indemnification is intended to provide the full flexibility available under California law and may, under certain circumstances, include indemnification for negligence, gross negligence and certain types of recklessness. Under California law and the Company's Bylaws, the Company will be permitted to indemnify its directors, executive officers, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly available under California law.

                  The Company is also  empowered  under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such

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

person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                  Section 317 of the California Corporations Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Section 317 also provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

Item 7.           Exemption From Registration Claimed

                  Inapplicable.

Item 8.           Exhibits

                  See Exhibit Index.

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on August 6, 1998.


                                EMCON



                                By:  /s/ R. Michael Momboisse
                                ---------------------------------------------
                                R. Michael Momboisse, Chief Financial
                                Officer, Vice President - Legal and Secretary







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



                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of EMCON whose signatures appear below, hereby constitute and appoint Eugene M. Herson and R. Michael Momboisse, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney-in-fact and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                         Date
--------------------------     ---------------------------      ----------------


/s/ Douglas P. Crane                                                 7/24/98
--------------------------     Chairman of the Board            ----------------
Douglas P. Crane

/s/ Eugene M. Herson                                                 8/6/98
--------------------------     President and Chief Executive    ----------------
Eugene M. Herson               Officer and Director

/s/ Franklin J. Agardy                                               7/24/98
--------------------------     Director                         ----------------
Dr. Franklin J. Agardy

/s/ Donald R. Kerstetter                                             7/27/98
--------------------------     Director                         ----------------
Donald R. Kerstetter

/s/ Richard A. Peluso                                                8/6/98
--------------------------     Vice President and Director      ----------------
Richard A. Peluso

/s/ Peter Vardy                                                      8/6/98
--------------------------     Director                         ----------------
Peter Vardy

/s/ R. Michael Momboisse                                             8/6/98
--------------------------     Chief Financial Officer, Vice    ----------------
R. Michael Momboisse           President - Legal and Secretary


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



                                  EXHIBIT INDEX



4.1 Articles of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 16, 1987 (File No. 33-1637).

4.2 Certificate of Amendment of Restated Articles of Incorporation of the Company is incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

4.3 Certificate of Amendment of Restated Articles of Incorporation of the Company is incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1991

4.4 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1991.

5        Opinion of legality

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Consent of Ernst & Young  LLP

24 Power of Attorney (included in signature pages to this registration statement)


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